UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 19, 2010

Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

                On September 30, 2010 (the “Transaction Date”), the Company issued and sold to North American Financial Holdings, Inc. (“NAFH”) 700,000,000 shares of Common Stock, 70,000 shares of Series B Preferred Stock and a warrant to purchase up to 1,166,666,667 shares of Common Stock of the Company for aggregate consideration of $175 million. As a result, NAFH acquired and now controls 98.7% of the voting securities of the Company and followed the acquisition method of accounting and applied “acquisition accounting.”  Acquisition accounting requires that the assets purchased, the liabilities assumed, and non-controlling interests all be reported in the acquirer’s financial statements at their fair value, with any excess of purchase consideration over the net assets being reported as goodwill.  As part of the valuation, intangible assets were identified and a fair value was determined as required by the accounting guidance for business combinations.  Accounting guidance also requires the application of “push down accounting,” whereby the adjustments of assets and liabilities to fair value and the resultant goodwill are shown in the financial statements of the acquiree.

                On November 15, 2010, the Company filed its report for the quarterly period ended September 30, 2010 on Form 10-Q (the “Form 10-Q”) which reflected estimates of the fair values of assets acquired and liabilities assumed based on the information that was available at the time. Subsequent to the filing, we received updated estimates and on November 19, 2010, the Company’s subsidiary bank, TIB Bank (the “Bank”), filed an amended Consolidated Report of Condition and Income (“Call Report”) as of September 30, 2010 that incorporated such updated estimates. Accordingly, based upon these updated estimates, the amended Call Report included recomputed regulatory capital ratios that are higher than those in the Form 10-Q and consist of Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital of 7.8%, 12.9% and 12.9%, respectively. The Call Report is publicly available through the website of the Federal Deposit Insurance Corporation, www.fdic.gov. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one-year from the Transaction Date. The estimates of fair value are subject to change and such changes could be significant. Based on the applicable accounting literature on business combinations, subsequent adjustments, if any, will be retrospectively recorded in future filings.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: November 23, 2010	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer
(Principal Accounting Officer)